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                                                               Exhibit 99.(d)(6)

                                   APPENDIX B

                  GLOBAL INDEX ADVISORS SUB-ADVISORY AGREEMENT
                                  FEE AGREEMENT

                             WELLS FARGO FUNDS TRUST

     This fee agreement is effective as of the 26th day of June, 2006, by and between Wells Fargo Funds Trust (the "Trust"), Wells Fargo Funds Management, LLC (the "Adviser") and Global Index Advisors, Inc. (the "Sub-Adviser").

     WHEREAS, the parties have entered into an Investment Sub-Advisory Agreement ("Sub-Advisory Agreement") whereby the Sub-Adviser provides management and other services to each series of the Trust listed in Appendix A to the Sub-Advisory Agreement (each a "Fund" and collectively the "Funds"); and

     WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as indicated on this Appendix B;

     NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated and paid on a monthly basis by applying the annual rates indicated below to the average daily net assets of each Fund throughout the month:

Name of Fund                                        Sub-Advisory Rate/1/
-------------------------------------------------   --------------------
Wells Fargo Advantage Dow Jones Target 2050 Fund            0.06%
Wells Fargo Advantage Dow Jones Target 2045 Fund            0.06%
Wells Fargo Advantage Dow Jones Target 2040 Fund            0.06%
Wells Fargo Advantage Dow Jones Target 2035 Fund            0.06%
Wells Fargo Advantage Dow Jones Target 2030 Fund            0.06%
Wells Fargo Advantage Dow Jones Target 2025 Fund            0.06%
Wells Fargo Advantage Dow Jones Target 2020 Fund            0.06%
Wells Fargo Advantage Dow Jones Target 2015 Fund            0.06%
Wells Fargo Advantage Dow Jones Target 2010 Fund            0.06%
Wells Fargo Advantage Dow Jones Target Today Fund           0.06%

     If the Sub-Adviser shall provide management and other services for less than the whole of a month, the foregoing compensation shall be prorated based on the number of days in the month that such Sub-Adviser provided management and other services to the Fund.

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/1/  On August 12, 2009, the Board of Trustees approved a sub-advisory fee change to each of the Funds managed by the Sub-Adviser. Effective October 1, 2009 the sub-advisory fees will be: First $300M 0.06%; Next $200M 0.05%; Over $500M 0.04%.

dc-61928

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     The foregoing fee schedule is agreed to as of this 12th day of August,
2009, and shall remain in effect until changed in writing by the parties.

                                        WELLS FARGO FUNDS TRUST
                                        on behalf of the Fund


                                        By:
                                            ------------------------------------
                                            C. David Messman
                                            Secretary


                                        WELLS FARGO FUNDS MANAGEMENT, LLC


                                        By:
                                            ------------------------------------
                                            Andrew Owen
                                            Executive Vice President


                                        GLOBAL INDEX ADVISORS, INC.


                                        By:
                                            ------------------------------------
                                            George V. Daniels, Jr
                                            Chairman & Chief Executive Officer

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